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                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          HEARTLAND BANCSHARES, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[_] Fee paid previously with preliminary materials.

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                   [Letterhead of Heartland Bancshares, Inc.]



Dear Fellow Stockholders:

     By now you have received the Company's 1997 Annual Report and Proxy Statement for the upcoming Annual Meeting of Stockholders. We look forward to seeing stockholders at the Annual Meeting which is being held at the Herrin Civic Center, 101 S. 16th Street, Herrin, Illinois, on April 30, 1998 at 2:00 p.m. You should have also received proxy materials from Barrett Rochman, a stockholder of the Company who is soliciting proxies in opposition to your Board. As those of you who were stockholders at the time of last year's Annual Meeting recall, Mr. Rochman nominated himself and Charles Decker for election to the Board although he withdrew those nominations on the day of the Annual Meeting. This year, he is seeking to again elect himself to the Company's Board and is also seeking to elect David Burns to the Board, in place of management's nominees. Mr. Rochman has also put forth a stockholder proposal for consideration.

     SUPPORT MANAGEMENT'S NOMINEES

     This year, your Board has nominated Roger Hileman and Charles Stevens for re-election to the Company's Board of Directors. Roger Hileman, President and Chief Executive Officer, has served as a member of the Board of Directors since he joined the Bank prior to the conversion to stock form and conversion to a national bank, and was primarily responsible for the Bank's successful conversion and the Company's initial public offering. Charlie Stevens has been a member of the Board since 1973 and has served both the Bank and the Company faithfully and diligently. We considered Mr. Rochman's request to be one of management's nominees, but believe that Roger Hileman and Charlie Stevens are the best nominees for stockholder consideration. AS SUCH, WE ASK YOU TO SUPPORT THE BOARD'S NOMINEES FOR DIRECTOR BY EXECUTING AND RETURNING A WHITE PROXY CARD. You cannot vote for management's nominees by submitting a blue proxy card.

     THE COMPANY'S PERFORMANCE

     Throughout his proxy materials Mr. Rochman criticizes the Company's earnings. As we discussed in the Company's Proxy Statement, the Board is always working to improve earnings, and has in fact taken steps to adopt strategies which we believe will improve our earnings. However, we do not believe that Mr. Rochman tells the full story. Since the Bank was, until mid-1996, a savings institution, a significant portion of the Bank's loan portfolio still consists of single family mortgage loans. By law, savings institutions are required to maintain a specified level of mortgage loans in their loan portfolio. While such loans generally carry less risk than do other types of lending, on average, they do not generate as great a return as do commercial and consumer loans. The transition to a National Bank cannot occur overnight. We have increased our origination of consumer and commercial loans, although we have done so in a prudent manner so as not to unduly incur additional risk in the Bank's loan portfolio. Further, during 1997 we added to our allowance for loan losses so as to bring the allowance more in line with that of other commercial banks. We have also engaged a consultant to assist the Bank in revising our business plan to adopt strategies to improve the Bank's profitability and performance and otherwise enhance shareholder value. Mr. Rochman believes that the Company should produce a return on equity of 15%. As we explained in our proxy materials, given the Company's much higher levels of capital as compared to its peers, this target in the immediate future is not reasonable. In our stock conversion we raised over $8 million in new capital, and both earnings and capital enter into the calculation of a return on equity.

     Furthermore, what Mr. Rochman omits from his materials is what the Board has accomplished for stockholders. Most of you bought your shares of common stock in the Company's initial public offering at a price of $10 per share.
Since completion of the conversion and the offering, you have received a total of $.70 in the form of quarterly cash dividends. In addition, the market price for the common stock has risen in excess of 50% to $15.50 (based on recent trades) and has traded as high as $17 per share. As such, in less than two years you have received a significant return on your investment. At the same time, you provided capital to your local community bank so that it can continue
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to grow and meet the lending and deposit needs of its market area.  Even in this era of "mega mergers" of financial institutions, the Board believes that there is still a place for the community bank and believes that Heartland National
Bank is well positioned to be that bank for Herrin and the surrounding communities.

     REMEMBER!  VOTE THE WHITE PROXY CARD!

     The proxy materials you've received from Mr. Rochman are blue and include a blue proxy card. The only way stockholders can vote to support management's nominees is to execute a WHITE proxy card. If you have already voted on a white proxy card and have not signed any other proxies, there is no need to submit a subsequent proxy card. HOWEVER, IF YOU SIGNED A WHITE PROXY CARD AND SUBSEQUENTLY SIGNED A BLUE PROXY CARD, YOU HAVE CANCELLED YOUR VOTE FOR MANAGEMENT SINCE ONLY THE LATEST DATED PROXY WILL BE VOTED. You can change your vote by executing and returning in the enclosed postage-paid envelope, the enclosed WHITE PROXY CARD. WE URGE STOCKHOLDERS TO EXECUTE A WHITE PROXY CARD AND VOTE "FOR" THE ELECTION OF ROGER HILEMAN AND CHARLES STEVENS AS DIRECTORS AND "AGAINST" MR. ROCHMAN'S PROPOSAL.

     All of the members of your Board of Directors appreciate the continued support of our stockholders. We will continue to work to improve the Bank's performance, and to be THE community bank in Southern Illinois. We look forward
                       ---
to personally greeting all of you who are able to attend the Annual Meeting. If any of you have questions, please feel free to contact any of the members of the Board of Directors. We would be glad to speak with you.

                                    Sincerely,

                                    James Walker
                                    B.D. Cross
                                    Charles Stevens
                                    Randall Youngblood
                                    Paul Calcaterra
                                    Roger Hileman